QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.17

AMENDMENT NO. 3 TO SECOND AMENDED
AND RESTATED LOAN AND SECURITY AGREEMENT

        Amendment No. 3, dated as of October 14, 2004, by and among Congress Financial Corporation, in its capacity as agent (in such capacity, "Agent") acting for and on behalf of Lenders (as hereinafter defined), Atlantic Express Transportation Corp. a New York corporation ("AETC"), Amboy Bus Co., Inc., a New York corporation ("Amboy"), Atlantic Express Coachways, Inc., a New Jersey corporation ("Coachways"), Atlantic Express of L.A., Inc. a California corporation ("AELA"), Atlantic Express of Missouri Inc,. a Missouri corporation ("AE Missouri"), Atlantic Express of New Jersey, Inc., a New Jersey corporation ("AENJ"), Atlantic Express of Pennsylvania, Inc., a Delaware corporation ("AEP"), Atlantic-Hudson, Inc. a New York corporation ("AH"), Atlantic Paratrans, Inc. a New York corporation ("AP"), Atlantic Paratrans of NYC, Inc. a New York corporation ("APNY"), Atlantic Queens Bus Corp. a New York corporation ("AQ"), Block 7932, Inc. a New York corporation ("Block"), Brookfield Transit Inc., a New York corporation ("Brookfield"), Courtesy Bus Co., Inc., a New York corporation ("Courtesy"), G.V.D. Leasing Co., Inc. a New York corporation ("GVD"), 180 Jamaica Corp. a New York corporation ("Jamaica"), Merit Transportation Corp. a New York corporation ("Merit"), Metro Affiliates, Inc., a New York corporation ("Metro"), Metropolitan Escort Service, Inc. a New York corporation ("Escort"), Midway Leasing Inc. a New York corporation ("Midway"), Staten Island Bus, Inc. a New York corporation ("SI-Bus"), Temporary Transit Service, Inc. a New York corporation ("TTS"), 201 West Sotello Realty, Inc. a California corporation ("Sotello"), Wrightholm Bus Line, Inc. a Vermont corporation ("Wrightholm"), Jersey Business Land Co., Inc., a New Jersey corporation ("JBL"), Atlantic Transit Corp. a New York corporation ("ATC"), Airport Services, Inc. a Massachusetts corporation ("Airport"), Atlantic Express New England, Inc. a Massachusetts corporation ("AE-NE"), Atlantic Express of California, Inc. a California corporation ("AE-CA"), Atlantic Express of Illinois, Inc. an Illinois corporation ("AE-I"), Atlantic Paratrans of Arizona, Inc. an Arizona corporation ("AP-AZ"), Fiore Bus Service, Inc. a Massachusetts corporation ("Fiore"), Groom Transportation, Inc. a Massachusetts corporation ("Groom"), James McCarthy Limo Service, Inc. a Massachusetts corporation ("Limo"), K. Corr, Inc. a New York corporation ("Corr"), McIntire Transportation, Inc. a Massachusetts corporation ("McIntire"), Mountain Transit, Inc. a Vermont corporation ("Mountain"), Jersey Business Land Co., Inc. a New Jersey corporation (JBL"), R. Fiore Bus Service, Inc. a Massachusetts corporation ("FBS"), Raybern Bus Service, Inc. a New York corporation ("RBS"), Raybern Capital Corp. a New York corporation ("RBC"), Raybern Equity Corp. a New York corporation ("REC"), Robert L. McCarthy & Son, Inc. a Massachusetts corporation ("McCarthy"), T-NT Bus Service, Inc., a New York corporation ("TNT"), Transcomm, Inc., a Massachusetts corporation ("Transcomm") and Winsale, Inc., a New Jersey corporation ("Winsale", and together with AETC, Coachways, Amboy, AELA, AE Missouri, AENJ, AEP, AP, APNY, AQ, Block, Brookfield, Courtesy, GVD, Jamaica, Merit, Metro, Escort, Midway, SI-Bus, TTS, Sotello, Wrightholm, ATC, Airport, AE-NE, AE-CA, AE-I, AP-AZ, Fiore, Groom, Limo, Corr, McIntire, Mountain, JBL, FBS, RBS, RBC, REC, McCarthy, TNT, and Transcomm, each individually a "Borrower" and collectively, "Borrowers"), and Central New York Reorganization Corp. (f/k/a Central New York Coach Sales & Service, Inc.), a New York corporation ("Central"), Jersey Bus Sales, Inc., a New Jersey corporation ("Jersey" and together with Central, each individually a "Guarantor" and collectively, "Guarantors").

W I T N E S S E T H:

        WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated as of April 22, 2004, by and among Agent, Borrowers, Guarantors and the financial institutions from time to time parties thereto as lenders ("Lenders"), whether by execution thereof or of an Assignment and Acceptance, as amended by Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, dated as of June 14, 2004, by and among Borrowers, Guarantors, Agent and Lenders, as amended by Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated as of September 15, 2004, by and among Borrowers, Guarantors, Agent and Lenders,(as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement and the other Financing Agreements, unless otherwise defined herein;

        WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Loan Agreement and Agent and Lenders are willing to agree to such requests, subject to the terms and conditions contained herein; and

        WHEREAS, by this Amendment No. 3, Agent, Lenders, Borrowers and Guarantors wish and intend to evidence such amendments.

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

        1.    Additional Definitions.    As used herein, the following terms shall have the respective meanings given to them below:

          (a)   "Amendment No. 3" shall mean this Amendment No. 3 to Second Amended and Restated Loan and Security Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (b)   "Junior Participant" shall have the meaning set forth in the Junior Participation Agreement.

          (c)   "Junior Participation" shall mean the amount of the Junior Participation purchased by Junior Participants from Lender pursuant to the Junior Participation Agreement.

          (d)   "Junior Participation Agreement" shall mean the Junior Participation Agreement between Congress, GSCP II Holdings (AE), L.L.C. and GSC Recovery II, L.P., Junior Participants, dated as of date hereof.

          (e)   "Supplemental Loan Interest Rate" shall mean, a rate equal to twelve (12%) percent per annum.

          (f)    "Supplemental Loan Limit" shall mean an amount not to exceed $3,500,000, as such amount may be permanently reduced by payments pursuant to Section 4(a) of Amendment No. 3 through and including the Supplemental Loan Termination Date and zero at all times thereafter.

          (g)   "Supplemental Loans" shall mean the loans made by Congress to or for the benefit of Borrowers as set forth in Section 4 of Amendment No. 3.

          (h)   "Supplemental Loan Termination Date" shall mean the earlier of (a) the date of repayment of the Supplemental Loan pursuant to the terms of Section 4 hereof or the Termination Date as set forth in Section 13.1.of the Loan Agreement.

        2.    Amendment to Definitions.    All references to the term "Loans" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the Supplemental Loans.

        3.    Interpretation.    For purposes of this Amendment No. 3, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

        4.    Supplemental Loans.

        (a)   In addition to the Revolving Loans which may be made by Lenders to Borrowers pursuant to Section 2.1 of the Loan Agreement, Congress, as Lender shall make a supplemental loan to Borrowers in an amount equal to $3,500,000. Interest shall be payable monthly on the Supplemental Loan at the Supplemental Loan Interest Rate. Agent may, at its option, apply payments in respect of the Loans received by Agent, to the Supplemental Loan or the Loans other than the Supplemental Loan or any of the other Obligations in such order and manner as Agent shall from time to time determine. Notwithstanding the foregoing, Congress shall, upon one (1) days notice to Agent, be entitled to receive payment of any amount equal to the outstanding principal balance of the Supplemental Loan and accrued and unpaid interest thereon at the Supplemental Loan Interest Rate, conditioned upon the following being satisfied:

          (i)    the Borrowers average Excess Availability for the Business Days included in the thirty (30) day period immediately prior to the date of repayment of the Supplemental Loan, and the Excess Availability for each of the three (3) Business Days immediately prior to the date of repayment of the Junior Participation or portion thereof, is not less than $5,000,000; and

          (ii)   No Event of Default exists under the Loan Agreement.

Borrowers authorize Agent, upon satisfaction of the foregoing conditions to make a Revolving Loan in the amount necessary to repay the Supplemental Loan without further notice to Borrowers and authorize Agent to charge the loan account of Borrowers therefor.

        (b)   Except in Agent's discretion, Borrowers shall not have any right to request, and Lenders shall not make, any Supplemental Loans in excess of the Supplemental Loan Limit as then in effect or at any time on or after the Supplemental Loan Termination Date.

        (c)   The Supplemental Loan shall be secured by all Collateral and shall bear interest at the Supplemental Loan Interest Rate. Interest shall accrue and be due and payable in respect of the Supplemental Loan in accordance with Section 3.1 (d) of the Loan Agreement.

        (d)   Unless sooner demanded by the Agent or Lenders in accordance with terms of the Loan Agreement or the other Financing Agreements, all outstanding and unpaid Obligations arising pursuant to the Supplemental Loan (including, but not limited to, principal, interest, fees, costs, expenses and other charges in respect thereof payable by Borrowers to Lenders) shall automatically, without notice or demand, be absolutely and unconditionally due and payable and Borrowers shall pay to Agent for the benefit of Congress Financial Corporation and Lenders in cash or other immediately available funds all such Obligations, on the Supplemental Loan Termination Date.

        (e)   Borrowers acknowledge and agree that, notwithstanding anything to the contrary contained in the Loan Agreement or the other Financing Agreements, the failure of Borrowers to pay all of the Obligations arising pursuant to the Supplemental Loans on the Supplemental Loan Termination Date, shall constitute an Event of Default.

        5.    Conditions Precedent.    The effectiveness of Amendment No. 3 is further conditioned upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent and Lenders:

          (a)   No Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

          (b)   Congress shall have received an original of the Junior Participation Agreement, duly authorized, executed and delivered by the Junior Participants in form and substance satisfactory to Congress;

          (c)   Congress shall have received the amount of the Junior Participation purchased by the Junior Participants pursuant to the Junior Participation Agreement; and

          (d)   Agent shall have received an original of this Amendment No. 3 duly authorized, executed and delivered by the parties hereto.

        6.    Additional Representations, Warranties and Covenants.    Borrowers represent, warrants and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Agent to Borrowers:

          (i)    No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment No. 3 (after giving effect to the amendments to the Financing Agreements made by this Amendment No. 3); and

          (ii)   This Amendment No. 3 has been duly executed and delivered by Borrowers and is in full force and effect as of the date hereof and the agreements and obligations of Borrowers contained herein constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms.

        7.    Miscellaneous.

        (a)    Entire Agreement; Ratification and Confirmation of the Financing Agreements.    This Amendment No. 3 contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous term sheets, proposals, discussions, negotiations, correspondence, commitments and communications between or among the parties concerning the subject matter hereof. This Amendment No. 3 may not be modified or any provision waived, except in writing signed by the party against whom such modification or waiver is sought to be enforced. Except for those provisions specifically modified or waived pursuant hereto,, the Financing Agreements are hereby ratified, restated and confirmed by the parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment No. 3 and the Financing Agreements, the terms of this Amendment No. 3 shall control.

        8.    Governing Law.    This Amendment No. 3 and the rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

        9.    Binding Effect.    This Amendment No. 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

        10.    Counterparts.    This Amendment No. 3 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 3 it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

        11.    Headings.    The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 3.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, Agent, Lenders, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.

BORROWERS

Atlantic Express Transportation Corp.
Amboy Bus Co., Inc.
Atlantic Express Coachways, Inc.
Atlantic Express of L.A. Inc.
Atlantic Express of Missouri Inc.
Atlantic Express of New Jersey, Inc.
Atlantic Express of Pennsylvania, Inc.
Atlantic-Hudson, Inc.
Atlantic Paratrans, Inc.
Atlantic Paratrans of NYC, Inc.
Atlantic Queens Bus Corp.
Block 7932, Inc.
Brookfield Transit Inc.
Courtesy Bus Co., Inc.
Jersey Business Land Co., Inc.
G.V.D. Leasing Co., Inc.
180 Jamaica Corp.
Merit Transportation Corp.
Metro Affiliates, Inc.
Metropolitan Escort Service, Inc.
Midway Leasing Inc.
Staten Island Bus, Inc.
Temporary Transit Service, Inc.
201 West Sotello Realty, Inc.
Wrightholm Bus Line, Inc.
Atlantic Transit Corp.
Airport Services, Inc.
Atlantic Express New England, Inc.
Atlantic Express of California, Inc.
Atlantic Express of Illinois, Inc.
Atlantic Paratrans of Arizona, Inc.
Fiore Bus Service, Inc.
Groom Transportation, Inc.
James McCarty Limo Service, Inc.
K. Corr, Inc.
McIntire Transportation, Inc.
Mountain Transit, Inc.
R. Fiore Bus Service, Inc.
Raybern Bus Service, Inc.

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

Raybern Capital Corp. Raybern Equity Corp. Robert L. McCarthy & Son, Inc. T-NT Bus Service, Inc. Transcomm, Inc. Winsale, Inc.
By:	/s/ Domenic Gatto
Title:	President
GUARANTORS
JERSEY BUS SALES, INC.
By:	/s/ Domenic Gatto
Title:	President
CENTRAL NEW YORK REORGANIZATION CORP.
By:	/s/ Domenic Gatto
Title:	President
AGENT
CONGRESS FINANCIAL CORPORATION
By:	/s/ Herb Korn
Title:	Vice President
LENDER
CONGRESS FINANCIAL CORPORATION
By:	/s/ Herb Korn
Title:	Vice President

QuickLinks

  Exhibit 10.17
AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT